Exhibit 24.2

POWER OF ATTORNEY

PNC Funding Corp

Each of the undersigned directors and/or officers of PNC Funding Corp (“PNC Funding”), a Pennsylvania corporation, hereby names, constitutes and appoints Richard J. Johnson, Randall C. King, and George P. Long, III, and each of them individually, with full power to act without the others and with full power of substitution and resubstitution, the undersigned’s true and lawful attorney-in-fact and agent to execute for the undersigned and in his or her name, place and stead, in any and all capacities, any and all amendments (including post-effective amendments) to the Registration Statement on Form S-3 (Registration Number 333-164364-01) filed by PNC Funding on January 15, 2010, and to file the same, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulating body, hereby granting to said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as the undersigned might or could do in person;

And each of the undersigned hereby ratifies and confirms all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.

IN WITNESS WHEREOF, the following persons have duly signed this Power of Attorney as of this 21st day of August, 2012.

Name/Signature	Capacity

/s/ E. William Parsley, III E. William Parsley, III	Chairman, President (Principal Executive Officer) and Director

/s/ Randall C. King Randall C. King	Senior Vice President, Treasurer (Principal Financial Officer) and Director

/s/ Ronald E. Varmecky Ronald E. Varmecky	Controller (Principal Accounting Officer)

/s/ Richard J. Johnson Richard J. Johnson	Director